UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 16, 2003

PACIFIC NORTHWEST BANCORP

(Exact name of registrant as specified in its charter)

Washington	0-26632	91-1691216
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Third Avenue, Suite 250 Seattle, Washington 98101
(Address of principal executive offices, including Zip Code)

(206) 624-9761
(Registrant’s telephone number, including area code)

ITEM 5.  Other Events and Regulation FD Disclosure.

The Board of Governors of the Federal Reserve System on October 16, 2003, approved the merger of Pacific Northwest Bancorp (“Pacific”) with a subsidiary of Wells Fargo & Company, a Delaware corporation (“Wells Fargo”). In the proposed merger, Wells Fargo will acquire Pacific.  Pacific shareholders will receive 0.6965 shares of Wells Fargo common stock in exchange for each of their shares of Pacific common stock upon completion of the merger.

The merger is scheduled to close as soon as possible following (i) the expiration of the 15-day regulatory waiting period after approval by the Board of Governors, and (ii) the satisfaction or waiver of certain other closing conditions specified in the merger agreement. A copy of a related press release dated October 16, 2003, is attached as Exhibit 99 and incorporated by reference.

ITEM 7.  Financial Statements and Exhibits.

(a)       Financial Statements—not applicable.

(b)       Pro forma financial information—not applicable.

(c)       Exhibits

            99        Press Release issued by Pacific dated October 16, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:    October 16, 2003

PACIFIC NORTHWEST BANCORP

By:	/s/ Patrick M. Fahey
Patrick M. Fahey
President and Chief Executive Officer